Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Apr 30, 2001
Payment Date	May 15, 2001

Calculation of Interest Expense

Index (LIBOR)	5.038750%
Accrual end date, accrual beginning date and days in Interest Period	May 15, 2001	Apr 16, 2001	29
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	221,713,299	46,920,123	55,451,054	36,256,458	29,858,260	36,347,376
Previously unpaid interest/yield	0	0	0	0	0
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	5.218750%	5.328750%	5.438750%	5.688750%	6.038750%
Interest/Yield Payable on the Principal Balance	932,081	201,410	242,943	166,149	145,247
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	932,081	201,410	242,943	166,149	145,247
Interest/Yield Paid	932,081	201,410	242,943	166,149	145,247

Summary

Beginning Security Balance	221,713,299	46,920,123	55,451,054	36,256,458	29,858,260	36,347,376
Beginning Adjusted Balance	221,713,299	46,920,123	55,451,054	36,256,458	29,858,260
Principal Paid	5,376,044	1,137,674	1,344,524	879,112	723,975	970,029
Ending Security Balance	216,337,255	45,782,448	54,106,530	35,377,346	29,134,285	35,466,210
Ending Adjusted Balance	216,337,255	45,782,448	54,106,530	35,377,346	29,134,285
Ending Certificate Balance as % Participation Interest Invested Amount					7.0000%
Targeted Balance	216,426,119	45,782,448	54,106,530	35,377,346	29,134,285
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					4,204,077
Ending OC Amount as Holdback Amount						17,885,000
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	-	-	-	-	-	-
Reversals	-	-	-	-	-	-
Charge offs	-	-	-	-	-	-
Ending Net Charge Offs	-	-	-	-	-	-

Interest/Yield Paid per $1000	1	4	3	3	3
Principal Paid per $1000	6	24	15	15	17